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     MEMORANDUM OF INCORPORATION OF SULTANA RESOURCES CORPORATION DATED MARCH 5,
                            1994, AS AMENDED MAY 31, 1988
                   FOR NAME CHANGE TO SILVER EAGLE RESOURCES, LTD.







                                     EXHIBIT 2.1

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YUKON
JUSTICE
                             BUSINESS CORPORATIONS ACT
                                   (SECTION 190)
                                                                      FORM 3-01
                                                        ARTICLES OF CONTINUANCE
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1.   Name of Corporation:

     SILVER EAGLE RESOURCES LTD.

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2.   The classes and any maximum number of shares that the Corporation is authorized to issue:

     100,000,000 common shares without par value.

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3.   Restrictions, if any, on share transfers:

     None.

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4.   Number (or minimum or maximum) of Directors:

     Minimum of 8;  Maximum of 15.

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5.   Restrictions, if any, on businesses the Corporation may carry on:

     The Corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph, telephone or irrigation company.

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6.   If change of name effected, previous name:

     Not applicable.

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7.   Details of Incorporation:

     The Corporation was incorporated under the laws of British Columbia on March 5, 1984 under the name of Sultana Resources Corporation; name changed to Silver Eagle Resources Ltd. on May 31, 1988.

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8.   Other provisions, if any:

     Shareholder meetings may be held in Vancouver, British Columbia, or Tucson, Arizona.

     The directors may, between annual meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual meeting of shareholders but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

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9.   Date                          Signature                               Title

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